Exhibit 23.1

 INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement No. (333- ) of Teton Petroleum Company on Form SB-2 of our report dated March 28, 2003 on the December 31, 2002 consolidated financial statements of Teton Petroleum Company, appearing in the prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Experts" in such prospectus.




                                         /S/ Ehrhardt Keefe Steiner & Hottman PC

January 26, 2004
Denver, Colorado